                                                                     Exhibit 21
                                   THE TORO COMPANY
                              SUBSIDIARIES OF REGISTRANT




All of the following are subsidiaries of The Toro Company as of January 20, 1997.





              NAME                                STATE OR OTHER JURISDICTION OF          PERCENTAGE OF VOTING SECURITIES
                                                         INCORPORATION                       OWNED BY IMMEDIATE PARENT
Toro Australia Pty. Limited                                Australia                                    100%

Toro Credit Company                                        Minnesota                                    100%

Toro Europe                                                Belgium                                      100%

Toro Foreign Sales Corporation                             Barbados                                     100%

Lawn-Boy Inc.                                              Delaware                                     100%

Toro Probiotic Products, Inc.                              Minnesota                                    100%

Toro Sales Company                                         Minnesota                                    100%

Toro Southwest, Inc.                                       California                                   100%

Toro International Company                                 Minnesota                                    100%

Hahn Equipment Co.                                         Minnesota                                    100%

Professional Turf Products of Texas, Inc.                  Texas                                        100%

Integration Control Systems & Services, Inc.               Texas                                        100%

Turf Management Systems, Inc.                              Minnesota                                    100%

James Hardie Irrigation, Inc.                              Nevada                                       100%

James Hardie Irrigation Pty. Limited                       Australia                                    100%

James Hardie Irrigation Europe S.p.A.                      Italy                                        100%




                                                                     21